UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 14, 2008

______________

CHINA DIRECT, INC.

(Exact name of registrant as specified in its charter)

______________

Florida	001-33694	13-3876100
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 North Federal Highway, Suite 120, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code     (561) 989-9171

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.
Item 8.01	Other Events.

On February 15, 2008, China Direct, Inc. closed the sale of $12,950,000 of our securities to 14 accredited investors pursuant to the terms of the Securities Purchase Agreement entered into on February 11, 2008 as previously disclosed in our Current Report on Form 8-K as filed on February 12, 2008. We have issued and sold the purchasers 12,950 shares of our Series A Convertible Preferred Stock together with common stock purchase warrants to purchase an aggregate of 1,850,000 shares of our common stock in a private transaction exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Rule 506 of Regulation D and Section 4(2) of that act. Roth Capital Partners, LLC acted as placement agent for us in the offering. We paid Roth Capital Partners, LLC a cash commission of $1,295,000 and issued the firm common stock purchase warrants to purchase an aggregate of 300,000 shares of our common stock with an exercise price of $8.00 as compensation for its services. We intend to use the net proceeds from this offering for capital to expand the operations of our existing subsidiaries, acquisitions and for general working capital.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 14, 2008 we filed Articles of Amendment to our Articles of Incorporation creating a series of 12,950 shares of Series A Convertible Preferred Stock. The designations, rights and preferences of the Series A Preferred were previously disclosed in our Current Report on Form 8-K as filed on February 12, 2008. Those shares were issued to the investors in our private offering as described elsewhere herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.6	Amended Articles of Amendment to the Articles of Incorporation setting for the designations, rights and preferences of the Series A Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT, INC.

Date: February 15, 2008	By: /s/ David Stein
David Stein, Chief Operating Officer